UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2006
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events.
     On September 11, 2006, Trident Microsystems, Inc., a Delaware corporation (the “Company”), announced that it will not be in a position to timely file its Annual Report on Form 10-K for its fiscal year ended June 30, 2006 (“Fiscal 2006”), which is due on September 13, 2006.
     As previously disclosed, the Company’s Board of Directors has established a special committee to conduct an internal investigation of the Company’s practices in administering stock option grants and the related accounting. As announced on July 26, 2006, as a result of the special committee’s investigation, the Company reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past may have differed from the recorded grant dates of such awards, which may result in additional charges to the Company for stock-based compensation expenses that could be material to either: (i) individually previously filed annual or interim financial statements or (ii) in aggregate to the Fiscal 2006 financial statements.
     The special committee is continuing its investigation. As a result, the Company has not yet determined the exact magnitude of the additional expenses to be incurred or the specific periods affected. However, based on the preliminary findings, the Company expects to record additional non-cash charges for stock-based compensation expense and believes, but has not yet concluded, that it is likely that the Company will need to restate its historic GAAP financial statements for at least some periods. Accordingly, the Company will not be in a position to file its Annual Report on Form 10-K for Fiscal 2006 until the special committee has reported the results of its investigation to the Board of Directors and the Company determines the amount of the associated non-cash compensation charges. While it is difficult to predict any time table at this time, the Company believes that the special committee may be substantially complete within the next one to two months. Once the special committee’s work is substantially done, the Company’s Board of Directors and its external auditors will need a minimum of three to four additional weeks to review the results of the special committee’s investigation and potentially perform additional audit procedures. Once that review and those procedures, if any, are complete, the Company will be in a position to file its Annual Report for Fiscal 2006.
     The press release issued on September 11, 2006, announcing the delay in filing the Annual Report on Form 10-K for the fiscal year ended June 30, 2006, is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release, dated September 11, 2006, regarding the delay in filing the Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2006
TRIDENT MICROSYSTEMS, INC.

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Press release, dated September 11, 2006, regarding the delay in filing the Annual Report on Form 10-K for the fiscal year ended June 30, 2006.